EXHIBIT 99.1

                                 K2 DIGITAL INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K2 Digital Inc. and Subsidiary (the "Company") on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned in his capacity as an officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Based on the officer's knowledge, the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Based on the officer's knowledge, the information contained in the report fairly presents, in all material respects, the financial condition, result of operations and cash flows of the Company for the periods presented in the report.


                                           By: /s/ Gary Brown
                                               -------------------------
                                               Gary Brown
                                               President
                                               (Principal Financial and
                                                 Accounting Officer)